Exhibit 99.1

Parkway Acquisition Corp. Announces Cash Dividend

FOR IMMEDIATE RELEASE

For more information contact:

Blake Edwards, President & CEO – 276-773-2811

Lori Vaught, EVP & CFO – 276-773-2811

FLOYD, VA, August 20, 2020 /PRNewswire-FirstCall/ -- Parkway Acquisition Corp. (“Parkway” or the “Company”) (OTC QX: PKKW) – the holding company for Skyline National Bank (“Skyline”), announces a cash dividend on the Company’s common stock of $0.13 per share, payable September 18, 2020 to shareholders of record on September 4, 2020. The Parkway Board of Directors declared the dividend on August 18, 2020.

Skyline is the wholly-owned subsidiary of Parkway and serves southwestern Virginia and northwestern North Carolina with 24 branches and 2 loan production offices.